Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

March 19, 2021

Crown Castle International Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Crown Castle International Corp., a Delaware corporation (the “Company”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-254500) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the Prospectus Supplement, dated March 19, 2021 (the “Prospectus Supplement”), of the Company, filed with the Commission and relating to the issuance and sale by the Company of shares of common stock (the “Shares”), par value $0.01 per share, of the Company, having an aggregate gross sales price up to $750,000,000. The Shares are proposed to be offered, issued and sold pursuant to the sales agreements, each dated March 19, 2021 (the “Sales Agreements”), between the Company and each of the sales agents named in Exhibit A hereto (collectively, the “Sales Agents”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company; (c) the resolutions adopted by the Board of Directors of the Company on February 18, 2021 and by unanimous written consent of the Pricing Committee of the Board of Directors on March 15, 2021; and (d) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.

Based on the foregoing and subject to the qualifications set forth herein and subject to compliance with applicable state securities laws, we are of opinion that the Shares, when issued and delivered against payment therefor in accordance with the Sales Agreements, will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the Prospectus Supplement. We hereby consent to such use of our name therein and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on March 19, 2021, and to the incorporation by reference of this opinion into the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Crown Castle International Corp.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

O

Exhibit A

Barclays Capital Inc.

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Fifth Third Securities, Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC